Exhibit 15.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in the Registration Statements on Form F-3 (File No. 333-256508) and Form S-8 (File No. 333-257918) of our report dated November 1, 2021, relating to the consolidated financial statements of Color Star Technology Co., Ltd. and subsidiaries as of and for the year ended June 30, 2021, which appears in this Annual Report on Form 20-F.

We also consent to the reference to us under the heading “Expert” in such Registration Statements.

Very truly yours,

AUDIT ALLIANCE LLP

Singapore, November 1 2021